Exhibit 99.1

FOR IMMEDIATE RELEASE

Kaiser Aluminum Corporation Announces a Five-year, $300 Million

Senior Secured Revolving Credit Facility

FOOTHILL RANCH, Calif. – October 3, 2011 – Kaiser Aluminum Corporation (NASDAQ:KALU) today announced that it has entered into a $300 million, five-year senior secured revolving credit facility by amending and restating the Company’s previously existing facility. The amended facility increases the lending commitment by $100 million, provides more favorable pricing and greater flexibility, and extends the maturity date from March 2014 to September 2016. On the effective date of September 30, 2011, borrowing availability, net of outstanding letters of credit, was $281 million based upon a borrowing base of eligible accounts receivable and inventory and certain machinery and equipment. There are no borrowings under the revolving credit facility.

“The amended facility further strengthens our liquidity position and provides greater flexibility to continue to pursue organic and acquisition growth opportunities,” said Jack A. Hockema, President CEO, and Chairman. “We are pleased that our lead lending banks have acknowledged our strong business model and prudent financial management and we appreciate their continued support.”

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of our culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P SmallCap 600® index.

Available Information

For more information, please visit the Company’s web site at www.kaiseraluminum.com. The web site includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

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This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. These factors include: (a) changes in economic or aluminum industry business conditions generally, including supply, demand and credit conditions and conditions in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets; (b) the impact of business conditions on eligible accounts receivable and inventory;(c) the Company’s ability to successfully identify and execute organic and acquisition growth opportunities; and (d) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2010 . All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Investor Relations Contact:

Melinda C. Ellsworth

Kaiser Aluminum Corporation

(949) 614-1757

Public Relations Contact:

Dave Quast

FTI Consulting

(646) 421-5341